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LIFE PARTNERS NAMES NEW BOARD MEMBER
- Company Now Complies With NASDAQ Listing Requirements-

WACO, TX — October 27, 2006 — Life Partners Holdings, Inc. (Nasdaq: LPHI) announced today that the board of directors has unanimously voted to appoint Dr. Harold E. Rafuse as an independent director and member of the audit and compensation committees as of November 1, 2006. Dr. Rafuse was appointed to fill the unexpired term of LPHI director Lt. General Harry Goodall after his untimely death in September.

The appointment of Dr. Rafuse as an independent director restores the Company to full compliance with Nasdaq listing qualifications regarding the number of Audit Committee members.

LPHI Chairman Brian Pardo stated, “Harold Rafuse is highly qualified, both by education and business experience, to serve as an independent director and audit committee member. We believe he will be a tremendous asset to our board and we are very pleased to be able to work with him.”

Life Partners is the world’s the oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called life settlements. Since its incorporation in 1991, Life Partners has generated a total business volume of almost $640 million in face value of policies for its worldwide client base of approximately 15,000 high net worth individuals and institutions.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, projected total business volume, the value of our new contract signings, backlog and business pipeline are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-KSB. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com
Visit our website at: www.lphi.com

BIOGRAPHY OF HAROLD E. RAFUSE

Harold Rafuse, is the Co-Founder and Managing Director of Advanced Concepts and Technologies International (ACT I) headquartered in Waco, TX. He also is co-owner and General Manager of Aurora Aviation and Aurora Avionics located at McGregor Executive Airport, McGregor, TX. ACT I and the Aurora companies also have facilities at TSTC Airport in Waco, TX. ACT I has other offices in Madison Heights, MI; Dayton, OH; Merriville, IN; Los Angeles, CA; and Washington, DC. Dr. Rafuse has 43 years of experience in aviation, aerospace, scientific, engineering, technology, educational, senior program management, information resource management, and administrative positions. He oversees the aircraft maintenance, avionics, Flight School, and FBO operations of the Aurora companies. He also manages ACT I’s scientific, engineering, logistics, test and evaluation, enterprise modeling and simulation, and technology assessment projects in support to both public and private sector clients. Dr. Rafuse also oversees all headquarters infrastructure operations, including accounting and finance, human resources, information systems, legal, and contracts management. He served as a senior science team leader and contracts negotiator to the U.S. Defense Threat Reduction Agency assessing and assuring Russian Federation compliance with the provisions of START I in the dismantlement and destruction of nuclear intercontinental ballistic missiles and sea launched ballistic missiles.

Dr. Rafuse holds a Ph.D. in Engineering Management from Hamilton University, a Masters in Business Administration from Texas Tech University, a Bachelor of Science degree in Chemistry from St. Joseph’s University and a Bachelor of Science degree in Chemical Technology from Temple University. He is a frequent presenter at national symposia and has had numerous articles published in professional journals.

Dr. Rafuse is a member of the Board of Directors of the Greater Waco Chamber of Commerce; chairs the Greater Waco Aerospace, Aviation, and Defense Industries Alliance Business Development Committee; formerly chaired the Greater Waco Chamber of Commerce, Air Marketing Task Force; is a member of the Waco Business League; and was Past President of the Heart of Texas Chapter, Military Officers Association of America. His other professional affiliations include the National Defense Industrial Association, Air Force Association, Military Operations Research Society, American Chemical Society, American Association for the Advancement of Science, and the Scientific Research Society of America.